Exhibit 99.1

Streamline Health® Reports Third Quarter 2019 Revenues of $5.8 Million; ($0.2 million) Net Loss; Adjusted EBITDA of $1.3 Million

Total Revenues For First Three Quarters of $15.9 Million; ($0.5 Million) Net Loss; Adjusted EBITDA of $2.7 Million

Atlanta, GA – January 8, 2020 – Streamline Health Solutions, Inc. (NASDAQ: STRM), provider of integrated solutions, technology-enabled services and analytics supporting revenue cycle optimization for healthcare enterprises, today announced financial results for the third quarter of fiscal 2019, which ended October 31, 2019.

Revenues for the three-month period ended October 31, 2019 increased 21% to $5.8 million as compared to revenues of $4.8 million for the second quarter of fiscal year 2019 and up 8% as compared to revenues of $5.4 million for the same quarter a year ago. Recurring revenue comprised 69% of total revenue in the quarter ended October 31, 2019. Revenues for the first nine months of fiscal year 2019 were approximately $15.9 million, down approximately 6% from $16.9 million for the same nine-month period in fiscal year 2018.

As previously disclosed in its press release dated January 2, 2020, the Company determined that certain corrections were required for capitalized software development costs and related amortization with respect to previously reported periods.  The Company evaluated the materiality of these corrections and determined it was not necessary to restate its previously issued financial statements.

The Company disclosed the effect of these corrections, which were included as an out of period adjustment in the Company’s financial statements for the three and nine months ended October 31, 2019, included in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2019, as filed with the U.S. Securities and Exchange Commission on January 7 2020.

Net loss for the third quarter of fiscal year 2019 was approximately ($0.2 million) as compared to a net loss of approximately ($0.7 million) for the same quarter a year ago. Net loss for the first nine months of fiscal year 2019 was approximately ($0.5 million) as compared to a net loss of ($2.8 million) for the same period a year ago.

Adjusted EBITDA for the third quarter 2019 was approximately $1.3 million as compared to $0.2 million for the second quarter of fiscal year 2019 and $0.8 million for the same quarter a year ago.

“Our third quarter performance was solid in terms of revenue and adjusted EBITDA and our bookings for the quarter of $2.6 million, while healthy, did not include any eValuator contracts. I believe the future market opportunity for our mid-revenue cycle solutions and services is far greater than the replacement market for our legacy solutions,” stated Tee Green, President and Chief Executive Officer, Streamline Health. “Which is why, as we announced last month, we have agreed to sell our legacy ECM business and use the proceeds to retire all of our bank debt and to invest in development and sales of our eValuator™ technology.

“I am committed to creating greater velocity in everything we do at Streamline Health, and to becoming an entrepreneurial, fast growing company. The fact that our third quarter bookings did not include any new eValuator contracts was disappointing. But I am convinced our eValuator automated cloud-based pre-bill coding analysis platform has tremendous upside potential as demonstrated by the size of our sales pipeline. As we approach a new fiscal year this coming February, everyone in our Company will be singularly focused on selling and supporting our eValuator, Clinical Documentation Improvement and Abstracting solutions which, when reinforced by our Auditing Services, makes us a true partner for revenue integrity across any healthcare provider’s enterprise.”

“This company will become a growth company again and I look forward to providing guidance for fiscal year 2020 very soon.”

Highlights for the third quarter ended October 31, 2019 included:

•	Revenue for the third quarter 2019 was $5.8 million;

•	Revenue for the first three quarters of 2019 was $15.9 million;

•	Net loss for the third quarter 2019 was ($0.2 million);

•	Net loss for the first three quarters of 2019 was ($0.5 million);

•	Adjusted EBITDA for the third quarter 2019 was $1.3 million;

•	Adjusted EBITDA for the first three quarters of 2019 was $2.7 million;

•	Bookings for the third quarter 2019 were $2.6 million.

Conference Call

The Company will conduct a conference call to review the results on Thursday, January 9, 2020 at 9:00 AM ET. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-269-7756.

A replay of the conference call will be available from Thursday, January 9, 2020 at 12:00 PM ET to Wednesday, January 15, 2020 at 12:00 PM ET by dialing 877-660-6853 and requesting conference ID 13697756. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline Health website, www.streamlinehealth.net.

*Non-GAAP Financial Measures

Streamline Health reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). Streamline Health's management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health's management believes that this measure provides useful supplemental information regarding the performance of Streamline Health's business operations.

Streamline Health defines "adjusted EBITDA" as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. A table illustrating this measure is included in this press release.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge – actionable insights that support revenue cycle optimization for healthcare enterprises. We deliver integrated solutions and analytics that enable providers to drive reimbursement in a value-based world. We share a common calling and commitment to advance the quality of life and the quality of healthcare – for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s future performance, growth and market opportunities, investments in sales and marketing related to the development of the Company’s eValuator product, success of future products and related expectations and assumptions.  These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company's solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company's ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404) 229-4242

randy.salisbury@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenues:
Systems sales	$668,000	$309,000	$1,046,000	$1,827,000
Professional services	626,000	577,000	1,615,000	1,086,000
Audit Services	517,000	234,000	1,266,000	841,000
Maintenance and support	2,827,000	3,051,000	8,537,000	9,577,000
Software as a service	1,150,000	1,198,000	3,474,000	3,570,000
Total revenues	5,788,000	5,369,000	15,938,000	16,901,000

Operating expenses:
Cost of systems sales	135,000	223,000	391,000	763,000
Cost of professional services	493,000	675,000	1,616,000	2,079,000
Cost of audit services	325,000	323,000	949,000	1,017,000
Cost of maintenance and support	453,000	506,000	1,275,000	1,720,000
Cost of software as a service	356,000	207,000	936,000	805,000
Selling, general and administrative	2,800,000	2,392,000	7,745,000	8,160,000
Research and development	726,000	1,026,000	2,385,000	3,302,000
Executive Transition Costs	481,000	--	621,000	--
Loss on exit of operating lease	--	562,000	--	1,368,000
Total operating expenses	5,769,000	5,914,000	15,918,000	19,214,000
Operating income (loss)	19,000	(545,000)	20,000	(2,313,000)
Other expense:
Interest expense	(91,000)	(106,000)	(239,000)	(332,000)
Miscellaneous expense	(80,000)	(25,000)	(224,000)	(118,000)
Loss before income taxes	(152,000)	(676,000)	(443,000)	(2,763,000)
Income tax expense	(12,000)	(2,000)	(16,000)	(5,000)
Net Loss	$(164,000)	$(678,000)	$(459,000)	$(2,768,000)
Add: Redemption of Series A Preferred Stock	4,894,000	--	4,894,000	--
Net income (loss) attributable to common shareholders	$4,730,000	$(678,000)	$4,435,000	$(2,768,000)
Net income (loss) per common share – basic	$0.22	$(0.03)	$0.22	$(0.14)
Weighted average number of common shares – basic	21,598,146	19,655,882	20,435,055	19,495,745
Net loss per common share - diluted	$(0.01)	$(0.03)	$(0.02)	$(0.14)
Weighted average number of common shares – diluted	21,598,146	19,655,882	20,435,055	19,495,745

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

Assets

	October 31,	January 31,
	2019	2019
Current assets:
Cash and cash equivalents	$1,220,000	$2,376,000
Accounts receivable, net	2,214,000	2,933,000
Contract receivables	704,000	1,263,000
Prepaid hardware and other current assets	1,285,000	1,235,000
Total current assets	5,423,000	7,807,000

Non-current assets:
Property and equipment, net	175,000	237,000
Contract receivables, less current portion	355,000	407,000
Capitalized software development costs, net	7,785,000	5,698,000
Intangible assets, net	1,245,000	1,669,000
Goodwill	15,537,000	15,537,000
Other non-current assets	756,000	385,000
Total non-current assets	25,853,000	23,933,000
	$31,276,000	$31,740,000

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

Liabilities and Stockholders’ Equity

	October 31,	January 31,
	2019	2019
Current liabilities:
Accounts payable	$629,000	$1,280,000
Accrued expenses	1,407,000	1,814,000
Current portion of long-term debt	3,472,000	597,000
Deferred revenues	6,310,000	8,338,000
Royalty Liability	953,000	--
Other	94,000	94,000
Total current liabilities	12,865,000	12,123,000

Non-current liabilities:
Term loan, net of current portion	--	3,351,000
Royalty liability	--	905,000
Deferred revenues, less current portion	123,000	432,000
Other Liabilities	19,000	41,000
Total non-current liabilities	142,000	4,729,000
Total liabilities	13,007,000	16,852,000

Series A 0% Convertible Redeemable Preferred Stock	--	8,686,000

Total stockholders' equity	18,269,000	6,202,000
	$31,276,000	$31,740,000

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended,
	October 31, 2019	October 31, 2018
Cash flows from operating activities:
Net loss	$(459,000)	$(2,768,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	113,000	411,000
Amortization of capitalized software development costs	644,000	895,000
Amortization of intangible assets	424,000	705,000
Amortization of other deferred costs	208,000	347,000
Valuation adjustment	48,000	71,000
Loss on exit of operating lease	--	1,368,000
Loss (Gain) on disposal of fixed assets	--	5,000
Share-based compensation expense	719,000	492,000
Provision for accounts receivable	(125,000)	(24,000)
Changes in assets and liabilities, net	(2,547,000)	(2,210,000)
Net cash used in operating activities	(975,000)	(708,000)

Cash flows from investing activities:
Purchases of property and equipment	(51,000)	(21,000)
Proceeds from sales of property and equipment	--	20,000
Capitalization of software development costs	(2,730,000)	(2,288,000)
Net cash used in investing activities	(2,781,000)	(2,289,000)

Cash flows from financing activities:
Principal payments on term loan	(448,000)	(448,000)
Deferred financing costs	(73,000)	--
Proceeds from issuance of common stock	9,663,000	--
Payments for costs attributable to issuance of common stock	(681,000)
Payments related to employee share-based awards	(50,000)	(62,000)
Redemption of Series A preferred stock	(5,791,000)	--
Fees paid for redemption of Series A preferred stock	(22,000)	--
Other	2,000	31,000
Net cash provided by (used in) financing activities	2,600,000	(479,000)
Decrease in cash and cash equivalents	(1,156,000)	(3,476,000)
Cash and cash equivalents at beginning of year	2,376,000	4,620,000
Cash and cash equivalents at end of period	$1,220,000	$1,144,000

STREAMLINE HEALTH SOLUTIONS, INC.

New Bookings

(Unaudited)

Table B

Three Months Ended October 31, 2019
Systems Sales	$738,000
Professional Services	457,000
Audit Services	2,000
Maintenance and Support	1,391,000
Software as a Service	24,000
Q3 2019 bookings	$2,612,000
Q3 2018 bookings	$1,760,000

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Table C

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for Adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Streamline Health’s management in its operating and financial decision-making uses non-GAAP financial measures because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the Company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the Company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. Streamline Health defines “Adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, professional and advisory fees, and internal direct costs incurred to complete transactions.

Reconciliation of net loss to non-GAAP Adjusted EBITDA (in thousands):

(Unaudited)

Adjusted EBITDA Reconciliation

	Three Months Ended,		Nine Months Ended,
	October 31, 2019	October 31, 2018	October 31, 2019	October 31, 2018
Net loss	$(164)	$(678)	$(459)	$(2,768)
Interest expense	91	106	239	332
Income tax benefit	12	2	16	5
Depreciation	37	87	113	411
Amortization of capitalized software development costs	227	249	644	895
Amortization of intangible assets	138	235	424	705
Amortization of other costs	45	101	150	294
EBITDA	386	102	1,127	(126)
Share-based compensation expense	290	125	719	492
Loss on disposal of fixed assets	--	7	--	5
Non-cash valuation adjustments to assets and liabilities	16	15	48	71
Other non-recurring operating expenses	481	562	562	1,368
Other non-recurring expenses	131	--	205	--
Adjusted EBITDA	$1,304	$811	$2,661	$1,810
Adjusted EBITDA per diluted share
Net income (loss) per common share – diluted	$0.22	$(0.03)	$(0.02)	$(0.14)
Adjusted EBITDA per adjusted diluted share (1)	$0.05	$0.04	$0.11	$0.08

Diluted weighted average shares	21,598,146	19,655,882	20,435,055	19,495,745
Includable incremental shares – Adjusted EBITDA (2)	2,736,075	2,971,381	2,976,967	3,033,263
Adjusted diluted shares	24,334,221	22,627,263	23,412,022	22,529,008

(1)	Adjusted EBITDA per adjusted diluted share for the Company's common stock is computed using the more dilutive of the two-class method or the if-converted method.
(2)	The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed.